                                                                  Exhibit 10.67

AMENDMENT THREE

This Amendment (the "Amendment") is entered into as of October 15, 2002 between FUNIMATION PRODUCTIONS, LTD., a Texas limited partnership having its registered office at 6851 NE Loop 820, Suite 247, Fort Worth, Texas 76180 U.S.A. ("Licensor") and Infogrames, Inc, a Delaware corporation having its principal offices at 417 Fifth Avenue, New York, NY 10016 ("Licensee").

                                  WITNESSETH:

     WHEREAS, Licensor and Licensee entered into a Sublicense Agreement dated October 27, 1999, which was subsequently amended by Amendment One dated April 20, 2002 and was further amended by Amendment Two dated June 15, 2002 (the Sublicense Agreement as thereby amended shall hereafter be referred to as the "Agreement", as in full force and effect as of the date hereof); and

     WHEREAS, both Licensee and Licensor are in agreement with respect to the terms and conditions upon which to enter into this Amendment to amend the Agreement;

     NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound, do hereby agree as follows:

1. Subject to the terms and conditions of this Amendment and of the Agreement, the definition of Licensed Products (as stated in Schedule A, Paragraph 4 of the Agreement) is hereby expanded to include the following four (4) additional Licensed Product items based on the Property and/or the Film:
     (a) Licensed Product item #7: one (1) interactive "fighting" style game for the PlayStation2 platform (as yet untitled);
     (b) Licensed Product item #8: one (1) interactive "fighting" style game for the Nintendo GameCube platform (as yet untitled);
     (c) Licensed Product item #9: one (1) interactive "fighting" style game for the GameBoy Advance platform (as yet untitled); and
     (d) Licensed Product item #10: one (1) interactive role-playing game for the Game Boy Advance platform (titled "The Legacy of Goku II: Android Invasion").

2. The Royalty Rate (as stated in Schedule A, Paragraph 8 of the Agreement) for each Licensed Product items #7, #8, #9, and #10 shall be:
     (a) for total unit sales per any such individual Licensed Product item for up to five hundred thousand (500,000) units of such individual Licensed Product item, eight and one-half percent (8.5%) of Net Sales, except that with regard to any of such Licensed Product sold FOB a location outside the Licensed Territory the Royalty Rate shall be ten and one-half percent (10.5%) of Net Sales; and
     (b) for total unit sales per any such individual Licensed Product item in excess of five hundred thousand (500,000) units of such individual Licensed Product item, ten percent (10%) of Net Sales, except that with regard to any of such Licensed Product sold FOB a location outside the Licensed Territory the Royalty Rate shall be twelve percent (12%) of Net Sales.

For the purpose of clarity, 2(b) above shall apply only to any given Licensed Product item covered by this Amendment if sales of such individual Licensed Product item exceed 500,000 units of that individual Licensed Product item, and 2(b) above shall not apply to sales of any other Licensed Product item covered by this Amendment until sales of such individual Licensed Product item have exceeded 500,000 units.

3. With respect to each Licensed Product #7, #8 and #9 items, Licensee shall pay to Licensor a non-refundable advance of two hundred thousand dollars ($200,000) and one hundred thousand dollars ($100,000) for Licensed Product item #10 payable as stated herein. The advance for each Licensed Product item shall be recoupable against future royalties payable to Licensor for sales of such Licensed Product item. The advance for each Licensed Product item shall be payable as follows:

     (a)  For Licensed Product item #7: one hundred thousand dollars
($100,000) upon execution of this Amendment and one hundred thousand dollars ($100,000) on the date Licensed Product item #7 is first available for purchase by the public or on October 15, 2003, whichever occurs first;

     (b) For Licensed Product item #8: one hundred thousand dollars ($100,000) upon execution of this Amendment and one hundred thousand dollars ($100,000) on the date Licensed Product item #8 is first available for purchase by the public or on December 15, 2003, whichever occurs first;

     (c)  For Licensed Product item #9: one hundred thousand dollars
($100,000) upon execution of this Amendment and one hundred thousand dollars ($100,000) on the date Licensed Product item #9 is first available for purchase by the public or on August 15, 2003, whichever occurs first; and

     (d) For Licensed Product item #10: fifty thousand dollars ($50,000) upon execution of this Amendment and fifty thousand dollars ($50,000) on the date Licensed Product item #10 is first available for purchase by the public or on May 15, 2003, whichever occurs first.

4. With respect to Licensed Product item #7, the Product Dates (as stated in Schedule A, Paragraph 11 of the Agreement) shall be:

     (a)  Design Date:   Concept Document
     (b)  Phase 1 Date:  3-D Models
     (c)  Phase 2 Date:  06/15/03 - Alpha
     (d)  Phase 3 Date:  08/15/03 - Beta
     (e)  Phase 4 Date: 10/15/03 - Gold

5. With respect to Licensed Product item #8, the Product Dates (as stated in Schedule A, Paragraph 11 of the Agreement) shall be:

     (a)  Design Date:   Concept Document
     (b)  Phase 1 Date:  3-D Models
     (c)  Phase 2 Date:  08/15/03 - Alpha
     (d)  Phase 3 Date:  10/15/03 - Beta
     (e)  Phase 4 Date:  12/15/03 - Gold

6. With respect to Licensed Product item #9, the Product Dates (as stated in Schedule A, Paragraph 11 of the Agreement) shall be:

     (a)  Design Date:   Concept Document
     (b)  Phase 1 Date:  3-D Models
     (c)  Phase 2 Date:  06/15/03 - Alpha
     (d)  Phase 3 Date:  07/15/03 - Beta
     (e)  Phase 4 Date:  08/15/03 - Gold

7. With respect to Licensed Product item #10, the Product Dates (as stated in Schedule A, Paragraph 11 of the Agreement) shall be:

     (a)  Design Date:   Concept Document
     (b)  Phase 1 Date:  3-D Models
     (c)  Phase 2 Date:  03/15/03 - Alpha
     (d)  Phase 3 Date:  04/15/03 - Beta
     (e)  Phase 4 Date:  05/15/03 - Gold

8. Paragraph 6 of Schedule A of the Agreement (captioned "Term") is hereby amended and wholly restated to read as follows:

          The Agreement shall commence on the date this Agreement is executed by both parties and shall be for a term expiring on June 30, 2005.

Except as amended herein, all of the other terms and conditions of the Agreement shall be in full force and effect. In the event of any inconsistency, incongruity or conflict, the terms and conditions of this document shall prevail.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound herby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

LICENSOR:

FUNIMATION PRODUCTIONS, LTD.,
a Texas limited partnership

By: /s/ Robert G. Brennan
    ------------------------------------
Name:   Robert G. Brennan
Title:  Director of Licensing

LICENSEE:

Infogrames, Inc.
a Delaware corporation

By: /s/ Paul Rinde
    ------------------------------------
Name:   Paul Rinde
Title:  Senior Vice President